Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Attendance at the Scotia Howard Weil Energy Conference

LAFAYETTE, LA. March 27, 2017

Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Executive Vice President and Chief Financial Officer will be attending the Scotia Howard Weil 45th Annual Energy Conference at the Roosevelt Hotel in New Orleans, LA on Monday, March 27, 2017. The presentation material will be available in the "Events and Presentations" section of the Company's website, www.StoneEnergy.com within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans and Houston. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico basin.  For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.